Exhibit 4.1

EXECUTION COPY

DOMTAR CORPORATION,

THE SUBSIDIARY GUARANTOR PARTY HERETO

AND

THE BANK OF NEW YORK

Trustee

SENIOR INDENTURE

Dated as of November 19, 2007

i

ARTICLE SEVEN HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY		55
SECTION 701.	Company to Furnish Trustee Names and Addresses of Holders.	55
SECTION 702.	Preservation of Information; Communications to Holders.	55
SECTION 703.	Reports by Trustee.	55
SECTION 704.	Reports by Company.	56

ARTICLE EIGHT CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE		57
SECTION 801.	Company May Consolidate, Etc., Only on Certain Terms.	57
SECTION 802.	Successor Person Substituted.	59

ARTICLE NINE AMENDMENT, SUPPLEMENT AND WAIVER		59
SECTION 901.	Without Consent of Holders.	59
SECTION 902.	With Consent of Holders.	60
SECTION 903.	Execution of Supplemental Indentures.	62
SECTION 904.	Effect of Supplemental Indentures.	62
SECTION 905.	Conformity with Trust Indenture Act.	62
SECTION 906.	Reference in Securities to Supplemental Indentures.	63

ARTICLE TEN COVENANTS		63
SECTION 1001.	Payment of Principal, Premium and Interest.	63
SECTION 1002.	Maintenance of Office or Agency.	63
SECTION 1003.	Money for Securities Payments to Be Held in Trust.	64
SECTION 1004.	Statement by Officers as to Default.	65
SECTION 1005.	Existence.	65
SECTION 1006.	Maintenance of Properties.	66
SECTION 1007.	Payment of Taxes.	66
SECTION 1008.	Limitation on Liens.	66
SECTION 1009.	Limitation on Sale and Leaseback Transactions.	68
SECTION 1010.	Calculations.	69
SECTION 1011.	Future Subsidiary Guarantors.	70

ARTICLE ELEVEN REDEMPTION OF SECURITIES		71
SECTION 1101.	Company’s Right of Redemption.	71
SECTION 1102.	Applicability of Article.	71
SECTION 1103.	Election to Redeem; Notices to Trustee and any Stock Exchange.	71
SECTION 1104.	Selection by Trustee of Securities to Be Redeemed.	72
SECTION 1105.	Notice of Redemption.	73
SECTION 1106.	Deposit of Redemption Price.	73
SECTION 1107.	Securities Payable on Redemption Date.	74

SECTION 1108.	Securities Redeemed in Part.	74

ARTICLE TWELVE RIGHT TO REQUIRE REPURCHASE		74
SECTION 1201.	Change of Control.	74

ARTICLE THIRTEEN DEFEASANCE AND COVENANT DEFEASANCE		77
SECTION 1301.	Company’s Option to Effect Defeasance or Covenant Defeasance.	77
SECTION 1302.	Defeasance and Discharge.	77
SECTION 1303.	Covenant Defeasance.	78
SECTION 1304.	Conditions to Defeasance or Covenant Defeasance.	78
SECTION 1305.	Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.	80
SECTION 1306.	Reinstatement.	81
SECTION 1307.	Qualifying Trustee.	81

ARTICLE FOURTEEN SUBSIDIARY GUARANTEES		81
SECTION 1401.	Subsidiary Guarantees	81
SECTION 1402.	Limitation on Liability; Termination, Release and Discharge Limitation on Subsidiary Guarantor Liability	83
SECTION 1403.	Right of Contribution	84
SECTION 1404.	No Subrogation	85

CERTAIN SECTIONS OF THIS INDENTURE RELATING

TO SECTIONS 310 THROUGH 318,

INCLUSIVE OF THE TRUST INDENTURE ACT OF 1939:

TRUST INDENTURE ACT SECTION	INDENTURE SECTION
SECTION 310(a)(1)	609, 610
(a)(2)	609
(a)(3)	NOT APPLICABLE
(a)(4)	NOT APPLICABLE
(a)(5)	609
(b)	608, 610
(c)	NOT APPLICABLE
SECTION 311(a)	613
(b)	613
(c)	NOT APPLICABLE
SECTION 312(a)	701, 702
(b)	702
(c)	702
SECTION 313(a)	703
(b)(1)	NOT APPLICABLE
(b)(2)	703
(c)	703
(d)	703
SECTION 314(a)	704
(a)(4)	101, 1004
(b)	NOT APPLICABLE
(c)(1)	102
(c)(2)	102
(c)(3)	NOT APPLICABLE
(d)	NOT APPLICABLE
(e)	102
(f)	NOT APPLICABLE
SECTION 315(a)	601
(b)	602
(c)	601
(d)	601
(e)	514
SECTION 316(a)	101
(a)(1)(A)	502, 512
(a)(1)(B)	513
(a)(2)	NOT APPLICABLE
(b)	508
(c)	104

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

v

SECTION 317(a)(1)	503
(a)(2)	504
(b)	1003
SECTION 318(a)	107
(b)	NOT APPLICABLE
(c)	107

SENIOR INDENTURE, dated as of November 19, 2007, among Domtar Corporation, a Delaware corporation (herein called the “Company”), having its principal office at 395 de Maisonneuve Blvd. West, Montreal, Quebec, Canada H3A 1L6, the Subsidiary Guarantor party hereto and The Bank of New York, a New York banking corporation, as Trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY AND SUBSIDIARY GUARANTOR

WHEREAS, the Company and the Subsidiary Guarantor have duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Company’s unsecured senior debt securities in one or more series (the “Securities”) of substantially the tenor hereinafter provided, and to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered; and

WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done; and

WHEREAS, all things necessary to make the Subsidiary Guarantee of the Securities, when duly issued by the Subsidiary Guarantor, the valid obligations of the Subsidiary Guarantor, and to make this Indenture a valid agreement of the Subsidiary Guarantor, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of a series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

SECTION 101.	Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the time of such computation; provided, that when two or more principles are so generally accepted, it shall mean that set of principles consistent with those in use by the Company;

(4) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and

(5) the words “herein”, “hereinafter”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act” when used with respect to any Holder, has the meaning specified in Section 104.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Obligation” means, in respect of a Sale and Leaseback Transaction, the present value (discounted at the rate of interest implicit in such transaction, if known, or at the rate of 10% if such implicit rate is not known) of the obligation of the lessee for the Net Rental Payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) entered into in connection therewith, such present value to be established as at the date as of which the amount of the payment is determined and in accordance with U.S. GAAP as in effect from time to time.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York, the Corporate Trust Office or any Place of Payment are authorized or obligated by law or executive order to close.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity interests of such Person.

“Capitalized Lease Obligation” means, with respect to any Person, any obligation of such Person as lessee with respect to any lease that is required to be capitalized on its balance sheet in accordance with U.S. GAAP as in effect from time to time. The amount of any Capitalized Lease Obligation at any time shall be the amount at which it is carried on the balance sheet of the lessee at such time in accordance with such principles.

“Change of Control” means:

(1) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company held by a parent entity, if such person or group “beneficially owns” (as defined above), directly or indirectly, more than 40% of the voting power of the Voting Stock of such parent entity); or

(2) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(4) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee person immediately after giving effect to such issuance; or

(5) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

“Change of Control Offer” has the meaning specified in Section 1201.

“Change of Control Payment” has the meaning specified in Section 1201.

“Change of Control Payment Date” has the meaning specified in Section 1201.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by (i) its Chairman of the Board of Directors, Chief Executive Officer, President or any Vice President, and (ii) its Treasurer, any Associate Treasurer, any Assistant Treasurer, its Controller, its Secretary or any Assistant Secretary, and delivered to the Trustee or, with respect to Sections 303, 304, 305 and 603, any other employee of the Company named in an Officers’ Certificate delivered to the Trustee.

“Consolidated Net Tangible Assets” means, with respect to any Person(s), the total of all assets appearing on the most recent consolidated balance sheet of such Person(s), less the sum of the following amounts appearing on such consolidated balance sheet:

(1) amounts, if any, at which goodwill, trademarks, trade names, copyrights, patents and other similar intangible assets (other than timber licenses) and unamortized stock or debt commission, discount, expense and premium shall appear as assets;

(2) all amounts at which investments in Persons which are not being consolidated shall appear on such consolidated balance sheet as assets;

(3) the amount of all liabilities appearing on such consolidated balance sheet as current liabilities; and

(4) any minority interest appearing on such consolidated balance sheet,

all as determined on a consolidated basis in accordance with U.S. GAAP as in effect from time to time.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors who: (1) was a member of such Board of Directors on the Original Issue Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 101 Barclay Street, New York, New York 10286, Attention: Global Finance Americas.

“corporation” means a corporation, association, company, joint-stock company or business trust.

“Covenant Defeasance” has the meaning specified in Section 1303.

“Credit Agreement” means the Credit Agreement, dated as of March 7, 2007, among the Company, Domtar Paper Company, LLC, Domtar Inc., the banks and other financial institutions or entities from time to time parties thereto, Bank of America, N.A., Royal Bank of Canada and The Bank of Nova Scotia, as co-documentation agents, Morgan Stanley Senior Funding, Inc., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Credit Agreement or any other credit or other agreement or indenture).

“Debt” means all Capitalized Lease Obligations, any undischarged indebtedness for money borrowed and guarantees of indebtedness for borrowed money, whether or not evidenced by any note, bond, debenture or other instrument; provided, however, that Debt shall not include any Debt for the payment or redemption of which money in the necessary amount shall have been deposited in irrevocable trust either at or before the maturity or Redemption Date thereof.

“Default” means any event which is, or after notice or the passage of time or both would be, an Event of Default with respect to the Securities of a series.

“Defaulted Interest” has the meaning specified in Section 307.

“Defeasance” has the meaning specified in Section 1302.

“Depositary” means the clearing agency registered under the Exchange Act that is designated by the Company in Section 301 to act as depositary for any series of Securities with respect to such series (or any successor to such clearing agency).

“Event of Default,” unless otherwise specified with respect to Securities of a series pursuant to Section 301, has the meaning specified in Section 501.

“Exchange Act” means the United States Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Exempted Debt” means without duplication (a) all Debt of the Company and its Restricted Subsidiaries which is secured by a Mortgage described in paragraph (i) of Section 1008 and (b) all Attributable Obligations in respect of Sale and Leaseback Transactions described in paragraph (b) of Section 1009.

“Expiration Date” has the meaning specified in Section 104.

“Funded Debt” of any Person means any Debt, whether issued, assumed or guaranteed by any Person, maturing by its terms more than one year from the date of issuance, assumption or guarantee thereof or which is extendible or renewable at the sole option of the obligor in such manner that it may become payable more than one year from the date of issuance, assumption or guarantee thereof by such Person.

“Global Security” means a Security that evidences all or part of a series of Securities issued to the Depositary or its nominee for such series, and registered in the name of such Depositary or its nominee and except as specified with respect to the Securities of a series as contemplated by Section 301, bearing the legend set forth in Section 202.

“Guarantor Obligations” has the meaning specified in Section 1401.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of each particular series of Securities established in or pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto as contemplated by Section 301, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Interest Payment Date” means as to each series of Securities the Stated Maturity of an installment of interest on such Securities.

“Interest Rate” means the rate of interest specified or determined as specified in each Security as being the rate of interest payable on such Security.

“Investment Company Act” means the United States Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

“Maturity” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in the Securities or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Mortgage” means any mortgage, hypothec, privilege, pledge, security interest, floating charge or other similar lien or encumbrance.

“Net Rental Payments” under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of indemnities (other than any constituting basic rent) or maintenance and repairs, insurance, taxes, assessments, water rates, utilities or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, production or other measures of economic performance.

“Notice of Default” means a written notice of the kind specified in Section 501(3).

“Officers’ Certificate” means a certificate signed by (i) the Chairman of the Board of Directors, Chief Executive Officer, President or any Vice President, and (ii) the

Treasurer, any Associate Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Company.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for (and an employee of) the Company, any Subsidiary of the Company or, with respect to Section 801, any Person, and who shall be reasonably acceptable to the Trustee.

“Original Issue Date” means the date of issuance specified as such in each Security.

“Original Issue Discount Security” means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“Outstanding” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3) Securities, except to the extent provided in Sections 1302 and 1303, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Thirteen; and

(4) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by Holders in whose hands such Securities are valid, binding and legal obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand,

authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 502, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 301, and (C) Securities beneficially owned by the Company, any Subsidiary Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Subsidiary Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company, a Subsidiary Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Subsidiary Guarantor or of such other obligor.

“Paying Agent” means the Trustee or any other Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability or joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Place of Payment” means, with respect to the Securities of any series, the place or places where the principal of and any premium and interest on the Securities of such series are payable as specified as contemplated by Section 301.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Principal Facility” means any mill, converting plant or manufacturing plant owned or leased at the date of this Indenture or acquired or leased by the Company or any Subsidiary after such date and which is located within Canada or the United States, other than any mill or plant the fair market value of which as determined by the Board of Directors does not at the time exceed 1% of the Consolidated Net Tangible Assets of the Company.

“Principal Property” means, as the context may require, any real or immoveable property forming part of or constituting any or all of the following: any Principal Facility or Timberlands.

“Purchase Money Obligation” means any indebtedness, whether or not secured, incurred in respect of the cost of acquisition of any property (including shares of Capital Stock or Debt) or of the cost of construction or improvement of any property acquired, constructed or improved after the date of this Indenture, which indebtedness existed at the time of acquisition or was created, issued, incurred, assumed or guaranteed contemporaneously with the acquisition, construction or improvement or within 120 days after the completion thereof (or subsequently if created pursuant to a firm commitment financing arrangement obtained within such 120-day period, provided that the related indebtedness is created within 90 days after the expiration of such 120-day period) and includes any extension, renewal or refunding of any such indebtedness if the principal amount thereof outstanding on the date of such extension, renewal or refunding is not increased.

“Redemption Date” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of a series means, unless otherwise provided pursuant to Section 301 with respect to Securities of a series, the date which is fifteen days next preceding such Interest Payment Date (whether or not a Business Day).

“Responsible Officer,” when used with respect to the Trustee, means any officer of the Trustee with direct responsibility for the administration of this Indenture, located at the Corporate Trust Office and assigned by the Trustee from time to time to administer its corporate trust matters.

“Restricted Subsidiary” means (a) a Subsidiary which, as at the end of the Company’s then most recently completed fiscal quarter, had Consolidated Net Tangible Assets representing 5% or more of the Consolidated Net Tangible Assets of the Company (including such Subsidiary) and owns or leases any interest in a Principal Property and (b) any other Subsidiary which the Board of Directors shall have determined to be a Restricted Subsidiary. Any determination mentioned in (b) shall be irrevocable; provided, however, that the Board of Directors may determine that a Restricted

Subsidiary described in (b) shall cease to be a Restricted Subsidiary and shall become an Unrestricted Subsidiary if (i) a Person other than the Company or a Restricted Subsidiary shall hold a minority interest in such Restricted Subsidiary of at least 15% of the common shareholders’ equity (or equivalent equity interests) of such Restricted Subsidiary and (ii) immediately after such Restricted Subsidiary becomes an Unrestricted Subsidiary, no Default or Event of Default shall exist.

“Sale and Leaseback Transaction” has the meaning specified in Section 1009.

“Securities” or “Security” means any debt securities or debt security, as the case may be, authenticated and delivered under this Indenture.

“Securities Act” means the United States Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable, in the case of such principal or installment of principal, as such date may be extended or shortened as provided pursuant to the terms of such Security.

“Subsidiary” of any Person means any other Person of which more than 50% of the Voting Stock is owned, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Subsidiary Guarantee” means, individually, any guarantee of payment of the Securities pursuant to the terms of this Indenture and any supplemental indenture hereto, and, collectively, all such guarantees.

“Subsidiary Guarantor” means Domtar Paper Company, LLC and “Subsidiary Guarantors” means Domtar Paper Company, LLC and any other subsidiary of the

Company that provides a Subsidiary Guarantee in accordance with this Indenture; provided that upon the release or discharge of such subsidiary from its Subsidiary Guarantee in accordance with this Indenture, such subsidiary shall cease to be a Subsidiary Guarantor.

“Timberlands” means any real or immovable property located within Canada or the United States and (a) which is owned by the Company or any Subsidiary and contains, or (b) with respect to which the Company or any Subsidiary is entitled under any lease, license or similar agreement to cut and remove, standing timber which is (or upon completion of a growth cycle then in process is expected to become) of a commercial quantity and of merchantable quality, other than (i) any such property which at the time of determination is not held primarily for the production of lumber or other wood products, (ii) any such property the fair market value of which as determined by the Board of Directors does not at the time exceed 1% of the Consolidated Net Tangible Assets of the Company or (iii) any reserves of oil and gas located under such property.

“Trust Indenture Act” means the United States Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and, if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of that series.

“U.S. Dollar” or “U.S.$” means the currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“U.S. GAAP” means, at any particular time, accounting principles generally accepted in the United States of America at such time.

“U.S. Government Obligations” means, with respect to the Securities of any series, securities which are (i) direct obligations of the United States of America or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed by the United States of America and which, in either case, are full faith and credit obligations of the United States of America and are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“U.S. Subsidiary” means any Subsidiary organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia other than any such Subsidiary of which more than 50% of the Voting Stock is owned, directly or indirectly, by non-U.S. Subsidiaries.

“Unrestricted Subsidiary” means any Subsidiary of the Company which is not a Restricted Subsidiary at the time of determination.

“Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “Vice President”.

“Voting Stock” of any Person means Capital Stock of any class of such Person then outstanding which ordinarily has voting power for the election of directors or other governing body of such Person.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary all of whose Voting Stock (other than shares required to be owned by directors under any applicable law) are owned by the Company and/or one or more of its Wholly-Owned Restricted Subsidiaries.

SECTION 102.	Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture. In the case of an application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates provided pursuant to Section 1004) shall comply with the provisions of Section 314(e) of the Trust Indenture Act and shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.	Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers, or other management employee of the Company or any Subsidiary stating that the information with respect to such factual matters is in the possession of the Company or such Subsidiary, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Any certificate or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which such certificate or opinion may be based are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.	Acts of Holders; Record Dates.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive and may be relied upon by the Trustee, the Company, and any agent of the Trustee or the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a Person acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c) The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine.

(d) The ownership of Securities shall be proved by the Security Register.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(f) The Company may, but shall not be obligated to, set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date (as defined below) by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities in the manner set forth in Section 106.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities in the manner set forth in Section 106.

With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 105.	Notices, Etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed to or with the Trustee in writing at its Corporate Trust Office, or

(2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, Attention: Senior Vice President and Chief Financial Officer.

Neither the Company nor the Trustee shall be deemed to have received any such request, demand, authorization, direction, notice, consent, waiver or Act of Holders unless given, furnished or filed as provided in this Section 105.

SECTION 106.	Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the written approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107.	Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be. Each Subsidiary Guarantor in addition to performing its obligations under its Subsidiary Guarantee shall perform such other obligations as may be imposed upon it with respect to this Indenture under the Trust Indenture Act.

SECTION 108.	Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.	Successors and Assigns.

All covenants and agreements in this Indenture and the Securities by the Company and each Subsidiary Guarantor shall bind their respective successors and assigns, whether so expressed or not.

SECTION 110.	Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111.	Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Security Registrar and their successors and assigns, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.	Governing Law; Trust Indenture Act.

This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York. This Indenture is subject to the provisions of The Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 113.	Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, Maturity or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Maturity or Stated Maturity and no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Maturity or Stated Maturity, as the case may be, if such payment is made or duly provided for on the next succeeding Business Day.

SECTION 114.	Computations.

Unless otherwise specifically provided, the certificate or opinion of any independent firm of public accountants of recognized standing selected by the Board of Directors shall be conclusive evidence of the correctness of any computation made under the provisions of this Indenture. The Company shall furnish to the Trustee upon its request a copy of any such certificate or opinion.

SECTION 115.	Agency for Service; Submission to Jurisdiction; Waiver of Immunities.

(a) By the execution and delivery of this Indenture, the Company and the Subsidiary Guarantor, and by execution and delivery of a supplemental indenture pursuant to Section 1011 of this Indenture any other Subsidiary Guarantor will thereby, (i) acknowledge that they have, by separate written instrument, irrevocably designated and appointed CT Corporation System, as their authorized agent for service of process in any suit, action or proceeding arising out of or based upon the Securities of any series, the Subsidiary Guarantees thereof or this Indenture that may be instituted in any federal or state court located in the Borough of Manhattan in The City of New York, or brought under United States federal or state securities laws or brought by the Trustee, and acknowledges that CT Corporation System has accepted such designation, (ii) irrevocably submit to the nonexclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) agree that service of process upon CT Corporation System and written notice of said service to the Company (mailed or delivered to the Company’s Senior Vice President and Chief Financial Officer at its principal office in Montreal, Canada as specified in Section 105(2) in this Indenture) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding. The Company further agrees to take any and all actions, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as this Indenture shall be in full force and effect.

(b) To the extent that the Company or any Subsidiary Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company or any such Subsidiary Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Indenture, the Securities and the Subsidiary Guarantee of such Subsidiary Guarantor, to the extent permitted by law.

SECTION 116.	Incorporators, Shareholders, Officers and Directors of the Company Exempt from Individual Liability.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, any Subsidiary Guarantee or in any Security of any series, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future shareholder, officer or director, as such, of the Company, any Subsidiary Guarantor or of any successor thereof, either directly or through the Company, any Subsidiary Guarantor or any successor thereof, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities.

ARTICLE TWO

SECURITY FORMS

SECTION 201.	Forms Generally.

The Securities of each series shall be substantially in the form attached as Exhibit A, or in such other form or forms as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate provisions as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable laws or the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 with respect to the authentication and delivery of such Securities.

The Trustee’s certificate of authentication shall be substantially in the form set forth in this Article.

The definitive Securities shall be printed, lithographed or engraved on a steel engraved border or on steel engraved borders or produced by any combination of these methods, if required by any securities exchange on which the Securities may be listed, or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, the Securities of each series will initially be issued in the form of one or more Global Securities. Each such Global Security shall represent such of the Outstanding Securities of such series as shall be specified therein and each shall provide that it shall represent the aggregate amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate amounts of Outstanding Securities of such series represented thereby may from time to time be reduced or increased, as appropriate. Except as otherwise specified as contemplated by Section 301 for the Securities of any series the Global Security or Global Securities evidencing the Securities of a series (and all Securities issued in exchange therefore) shall bear the legend indicated in Section 202.

SECTION 202.	Form of Legend for Global Securities.

Except as otherwise specified as contemplated by Section 301 for a Depositary other than the Depositary Trust Company, every Global Security authenticated and delivered hereunder shall, in addition to the provisions contained in Exhibit A, bear a legend in substantially the following form:

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR SUCH NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

SECTION 203.	Form of Trustee’s Certificate of Authentication.

The Trustee’s certificates of authentication shall be in substantially the following form:

Certificate of Authentication

This is one of the Securities referred to in the within-mentioned Indenture.

Dated:

The Bank of New York
as Trustee

By:
Authorized Officer

ARTICLE THREE

THE SECURITIES

SECTION 301.	Title; Terms.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of a series:

(a) the title of the securities of such series, which shall distinguish the Securities of the series from all other Securities;

(b) the limit, if any, upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities of the same series pursuant to Sections 304, 305, 306, 906 or 1108 or Article 12 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder); provided, however, except as otherwise specified as contemplated by this Section 301 with respect to the Securities of any series, that the authorized aggregate principal amount of such series may be increased above such amount by a Board Resolution to such effect;

(c) the Stated Maturity or Maturities on which the principal of the Securities of such series is payable or the method of determination thereof;

(d) the rate or rates, if any, at which the Securities of such series shall bear interest or the method of determining such rate or rates, the Interest Payment Dates on which such interest shall be payable, the right, if any, of the Company to defer or extend an Interest Payment Date, the Regular Record Date (if other than as defined in this Indenture) for the interest payable on any Interest Payment Date and the dates from which interest shall accrue and the method of determining these dates;

(e) the place or places where the principal of (and premium, if any) and interest on the Securities of such series shall be payable, the place or places where the Securities of such series may be presented for registration of transfer or exchange, and the place or places where notices and demands to or upon the Company in respect of the Securities of such series may be made;

(f) the period or periods within or the date or dates on which, if any, the price or prices at which and the terms and conditions upon which the Securities of such series may be redeemed or prepaid, in whole or in part, at the option of the Company;

(g) the obligation or the right, if any, of the Company to redeem, repay or purchase the Securities of such series, including pursuant to any sinking fund, purchase fund, amortization or analogous provisions, or at the option of a Holder thereof and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation or right;

(h) the denominations in which any Securities of such series shall be issuable, if other than denominations of U.S.$1,000 and any integral multiple thereof;

(i) if other than U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Securities of the series shall be payable, or in which the Securities of the series shall be denominated and if other than U.S. Government Obligations, the securities permitted to be deposited with the Trustee under Articles Four and Thirteen of the Indenture or deposited with the Trustee or any Paying Agent or then held by the Company under Section 1003 and any conforming changes to such section as are necessary;

(j) the additions, modifications or deletions, if any, in the Events of Default or covenants of the Company set forth herein or to Sections 901 or 902, in each case with respect to the Securities of such series;

(k) if other than the principal amount thereof, the portion of the principal amount of Securities of such series that shall be payable upon declaration of acceleration of the Maturity thereof;

(l) the additions or changes, if any, to this Indenture with respect to the Securities of such series as shall be necessary to permit or facilitate the issuance of the Securities of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(m) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Securities of such series or the manner in which such amounts will be determined;

(n) the issuance of a temporary Security (which may include a Global Security) representing all of the Securities of such series and the terms upon which such temporary Global Security may be exchanged for definitive Securities of such series;

(o) whether the Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the identity of the Depositary for such Global Securities and the legends to be placed on such Global Securities;

(p) the appointment of any Paying Agent or Agents for the Securities of such series;

(q) the obligations of the Company in addition to those set forth in Article Four (if any) that shall not be extinguished upon the satisfaction and discharge of this Indenture pursuant to Article Four or the Defeasance or Covenant Defeasance of the Securities pursuant to Article Thirteen;

(r) the terms and conditions of any right or obligation on the part of the Company, or any option on the part of the Holders, to convert or exchange Securities of such series into cash or any other securities or property of the Company or any other Person, and the additions or changes, if any, to this Indenture with respect to the Securities of such series to permit or facilitate such conversion or exchange; and

(s) any other terms of the Securities of such series (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided herein or in or pursuant to such Board Resolution and set forth in such Officers’ Certificate or in any such indenture supplemental hereto.

If any of the terms of Securities of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 with respect to the authentication and delivery of such Securities.

SECTION 302.	Denominations.

The Securities of each series shall be in registered form without coupons and shall be issuable in denominations of U.S.$1,000 and any integral multiples thereof, unless otherwise specified as contemplated by Section 301.

SECTION 303.	Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chairman of the Board of Directors, Chief Executive Officer, President or any Vice President and attested by its Treasurer, any Associate Treasurer, any Assistant Treasurer, its Secretary or any Assistant Secretary. The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities.

Notwithstanding the provisions of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Company Order otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such Company Order is delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized officers, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Minor typographical and other minor errors in the text of any Security shall not affect the validity and enforceability of such Security if it has been duly authenticated and delivered by the Trustee.

Except in the case of Securities of any series (in whole or in part) as to which it is specified, as contemplated by Section 301, that such Securities shall be issued initially in individual certificated form, the Company shall execute and the Trustee shall authenticate and deliver one or more Global Securities with respect to each series of Securities that (i) shall represent an aggregate amount equal to the aggregate principal amount of the initially issued Securities of such series, (ii) shall be registered in the name of the Depositary or the nominee of the Depositary, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, (iv) shall bear a legend substantially in the form required in Section 202 and (v) shall bear such other legends or endorsements as contemplated by Section 201. If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

The Depositary must, at all times while it serves as such Depositary, be a clearing agency registered under the Exchange Act, and any other applicable statute or regulation.

SECTION 304.	Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities of any series in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company in a Place of Payment without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations and having the same Original Issue Date and Stated Maturity and having the same terms as such temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 305.	Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office or in any other office or agency of the Company in a Place of Payment being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the

Company shall provide for the registration of Securities and of transfers and exchanges of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security at the office or agency of the Company in a Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denominations and of a like tenor and aggregate principal amount, of the same Original Issue Date and Stated Maturity and having the same terms.

Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for the individual Securities represented thereby, a Global Security representing all or a portion of the Securities may not be transferred except as a whole by the Depositary to a nominee of such Depositary, or by a nominee of such Depositary to such Depositary or another nominee of such Depositary, or by such Depositary or any such nominee to a successor Depositary or nominee of such successor Depositary.

At the option of the Holder, Securities may be exchanged for other Securities, of the same series of any authorized denominations, of like tenor and aggregate principal amount, of the same Original Issue Date and Stated Maturity and having the same terms, upon surrender of the Securities to be exchanged at such office or agency of the Company at a Place of Payment. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall cease to be a clearing agency registered under the Exchange Act as provided in Section 303, the Company shall appoint a successor Depositary. If a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities, will authenticate and make available for delivery, individual Securities in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing the Securities in exchange for such Global Security or Securities.

The Company may at any time and in its sole discretion determine that individual Securities issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities, will authenticate and make available for delivery, individual Securities in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing the Securities in exchange for such Global Security or Securities.

The Depositary may surrender a Global Security in exchange in whole or in part for individual Securities on such terms as are acceptable to the Company, the Trustee and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and make available for delivery, without service charge:

(1) to each Person specified by such Depositary a new individual Security or Securities of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and

(2) to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of individual Securities delivered to Holders thereof.

Upon the exchange of a Global Security for individual Securities in an aggregate principal amount equal to the principal amount of such Global Security, such Global Security shall be canceled by the Trustee. Individual Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall make available for delivery such individual Securities to the Persons in whose names such Securities are so registered.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to a Holder for any registration of transfer or exchange of Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 304, 906 or 1108 or Article 12 not involving any transfer.

Neither the Company nor the Trustee shall be required, pursuant to the provisions of this Section: (i) to issue, register the transfer of or exchange any Security of any series during a period beginning at the opening of business 15 Business Days before the day of the mailing of a notice of redemption of any such Securities selected for redemption of Securities pursuant to Article Eleven and ending at the close of business on the day of such mailing of notice of redemption; or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except, in the case of any Security to be redeemed in part, any portion thereof that is not redeemed.

SECTION 306.	Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee together with such security or indemnity as may be required by the Company or the Trustee to save each of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same issue and series, of like tenor and principal amount, having the same Original Issue Date and Stated Maturity and bearing the same Interest Rate as such mutilated Security, and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same issue and series of like tenor and principal amount, having the same Original Issue Date and Stated Maturity and bearing the same Interest Rate as such destroyed, lost or stolen Security, and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, any Subsidiary Guarantor (if applicable) and any other obligor upon the Securities whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307.	Payment of Interest; Interest Rights Preserved.

Interest on any Security of any series which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest in respect of Securities of such series. The initial payment of interest on any Security of any series which is issued between a Regular Record Date and the related Interest Payment Date shall be payable as provided in such Security or in the Board Resolution pursuant to Section 301 with respect to the related series of Securities.

Any interest on any Security which is payable, but is not timely paid or duly provided for, on any Interest Payment Date for Securities of such series (herein called “Defaulted Interest”), shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series in respect of which interest is in default (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class, postage prepaid, to each Holder of a Security of such series at the address of such Holder as it appears in the Security Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of the series in respect of which interest is in default may be listed, and upon such notice as may be required by such exchange (or by the Trustee if the Securities are not listed), if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308.	Persons Deemed Owners.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 307) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 309.	Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and Securities surrendered directly to the Trustee for any such purpose shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures unless by Company Order the Company shall direct that cancelled Securities be delivered to it or that a certification of their disposal be delivered to the Company. Acquisition by the Company or any Subsidiary Guarantor of any Security shall not operate as a redemption or satisfaction of the indebtedness represented by such Security unless and until the same is delivered to the Trustee for cancellation.

SECTION 310.	Computation of Interest.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

SECTION 311.	CUSIP or ISIN Numbers.

The Company in issuing Securities may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use for the Securities “CUSIP” or “ISIN” numbers in notices to the Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such notice shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any changes in the “CUSIP” or “ISIN” numbers.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401.	Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for or as specified as contemplated by Section 301) and the Trustee at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(1) either

(A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company or any Subsidiary Guarantor and thereafter repaid to the Company or such Subsidiary Guarantor or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B) all such Securities not theretofore delivered to the Trustee for cancellation:

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year of the date of deposit, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Subsidiary Guarantor, in the case of Clause (B)(i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds: (A) money in an amount; (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount; or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee of such series (but such opinion need only be delivered if any U.S. Government Obligations have been so deposited), to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Company or any Subsidiary Guarantor has paid or caused to be paid all other sums payable hereunder by the Company and the Subsidiary Guarantors; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against any U.S. Government Obligations deposited pursuant to Section 401 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under this Section 401 and Section 607, the obligations of the Company to any Authenticating Agent under Section 614 and, if money and/or U.S. Government Obligations shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402.	Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations deposited with the Trustee pursuant to Section 401 and all proceeds of such U.S. Government Obligations and the interest thereon, shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money and U.S. Government Obligations have been deposited with the Trustee.

ARTICLE FIVE

REMEDIES

SECTION 501.	Events of Default.

“Event of Default”, wherever used herein with respect to the Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and such default continues for a period of 30 days; or

(2) default in the payment of the principal of or premium, if any, on any Security of that series at its Maturity; or

(3) default in the performance, or breach, of any covenant or warranty of the Company or a Subsidiary Guarantor in this Indenture (other than a covenant or warranty a default in the performance of which or the breach of which is specifically dealt with elsewhere in this Section), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(4) any Subsidiary Guarantee of a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor denies or disaffirms its obligations under this Indenture or its Subsidiary Guarantee; or

(5) the making of an order or judgment by a court having jurisdiction adjudging the Company or any Restricted Subsidiary bankrupt or insolvent or ordering the winding up or liquidation or rearrangement of its affairs, or the seizure or attachment of all or a substantial part of the Company’s or any Restricted Subsidiary’s property at the instance of a creditor, or the appointment of a Person to take possession or control under an agreement subjecting the property of the Company or any Restricted Subsidiary to a security interest or pursuant to an order of any court having jurisdiction of all or a substantial part of the property or the inventory of the Company or any Restricted Subsidiary, such Person to include a receiver, a receiver-manager, an agent, a sequestrator, a trustee under a trust indenture, a creditor in possession or any Person or corporation authorized to act on their behalf, provided that such order, judgment, seizure or attachment remains in force or such taking of possession or control continues in effect for a period of 90 consecutive days during which a stay of enforcement shall not be in effect; or

(6) the making by the Company or any Restricted Subsidiary of an assignment for the benefit of its creditors, the filing by it of a petition for the declaration of its own bankruptcy, the consenting by it to the institution of, or the granting by a court of, bankruptcy or other insolvency proceedings against it, the admission by the Company or any Restricted Subsidiary to some or all of its creditors at a meeting or by other means of communication that it is insolvent or the commencement by the Company or any Restricted Subsidiary of any proceeding relative to its indebtedness under any reorganization, arrangement, compromise, adjustment or postponement of debt, dissolution, winding up, composition or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or

(7) default under any Mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than indebtedness owed to the Company or a Restricted Subsidiary, whether such indebtedness or guarantee now exists, or is created after the Original Issue Date, which default (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness (“payment default”) or (b) results in the acceleration of such indebtedness prior to its maturity (“cross acceleration provision”) and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates U.S. $80,000,000 (or its equivalent in other currencies) or more; or

(8) the taking or entering against the Company or any Restricted Subsidiary of a judgment or decree for the payment of money in excess of U.S. $80,000,000 (or its equivalent in other currencies) in the aggregate, if the Company or such Restricted Subsidiary, as the case may be, fails to file an appeal therefrom within the applicable appeal period or, if the Company or such Restricted Subsidiary, as the case may be, does file an appeal therefrom within such period, such judgment or decree is not within a period of 60 days from the date thereof, and does not remain, vacated, discharged or stayed; or

(9) any other Event of Default specified with respect to Securities of that series as contemplated in Section 301.

SECTION 502.	Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 501(5) or 501(6)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of, premium, if any, and accrued but unpaid interest and any other monetary obligations on all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount), premium and interest shall become immediately due and payable. If an Event of Default specified in Section 501(5) or 501(6) with respect to Securities of a series at the time Outstanding occurs, the principal amount of all the Securities of such series (or specified amount), premium, if any, accrued but unpaid interest and any other monetary obligations shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

In the event of a declaration of acceleration of the Securities because an Event of Default described in clause (7) of Section 501 has occurred and is continuing, the declaration of acceleration of the Securities shall be automatically annulled if the default triggering such Event of Default pursuant to clause (7) of Section 501 shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay

(A) all overdue interest on all Securities of that series,

(B) the principal of, and premium, if any, on, any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates borne by such Securities,

(C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate or rates borne by or prescribed therefor in such Securities, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal (or a specified portion of the principal) of and interest on Securities of that series which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503.	Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal or premium, if any, on any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, including any sinking fund payment or analogous obligations (and premium, if any) and interest, including, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal or premium, if any, and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all the amounts due to the Trustee under Section 607 hereof.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.	Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors:

(a) the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i) to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding, and

(ii) in particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with Section 506; and

(b) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee for distribution in accordance with Section 506, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

SECTION 505.	Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506.	Application of Money Collected.

Any money or property collected or to be applied by the Trustee with respect to a series of Securities pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal or premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 607;

SECOND: To the payment of the amounts then due and unpaid upon such series of Securities for principal (and premium, if any) and interest in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such series of Securities for principal (and premium, if any) and interest, respectively; and

THIRD: To the payment of the remainder, if any, to the Company, its successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

SECTION 507.	Limitation on Suits.

No Holder of any Securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 508.	Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.	Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.	Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.	Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.	Control by Holders.

The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that:

(1) such direction shall not be in conflict with any rule of law or with this Indenture, involve the Trustee in personal liability or be unduly prejudicial to the Holders of the Securities not joining in the action; and

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513.	Waiver of Past Defaults.

Subject to Section 502 hereof, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may, on behalf of the Holders of all the Securities of such series, waive (including, without limitation, by consent obtained in connection with a purchase of, or tender offer or exchange offer for, such series of Securities) any past default hereunder with respect to such series and its consequences, except a default:

(1) in the payment of the principal of, or premium, if any, or interest on, any Security of such series; or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514.	Undertaking for Costs.

All parties to this Indenture agree, and each holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, any party litigant in such suit to file an undertaking to pay the costs of such suit, and that court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any such party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the respective Stated Maturities expressed in such Security (or in the case of redemption, on the Redemption Date).

SECTION 515.	Waiver of Usury, Stay or Extension Laws.

The Company and each Subsidiary Guarantor covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Subsidiary Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 601.	Certain Duties and Responsibilities.

The duties, responsibilities, protections, privileges, and immunities of the Trustee shall be as provided by the Trust Indenture Act, particularly Sections 315 and 316 thereof, unless expressly excluded as provided in this Article Six. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602.	Notice of Defaults.

If a Default occurs hereunder with respect to the Securities of a series, the Trustee within 90 days of such Default shall give the Holders of such Securities notice of such Default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any Default of the character specified in Section 501(3) with respect to such Securities, no such notice to Holders shall be given until at least 30 days after the occurrence thereof; and provided, further, that the Trustee may withhold notice to the Holders, of any Default with respect to Securities of a series (except any Default of the character specified in Section 501(1) and (2)), if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of the notice is in the interest of the Holders of such Securities.

SECTION 603.	Certain Rights of Trustee.

Subject to the provisions of Section 601:

(1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate and may at its discretion secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same;

(4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(6) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(7) the Trustee’s immunities and protections from liability and its rights to compensation and indemnification in connection with the performance of its duties under this Indenture shall extend to the Trustee’s officers, directors, agents and employees and its services as Paying Agent, Security Registrar or any other role assumed by the Trustee hereunder or to which it has been appointed with respect to the Securities issued hereunder. Such immunities and protections and right to indemnification, together with the Trustee’s right to compensation, shall survive the Trustee’s resignation or removal and final payment of the Securities;

(8) the Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture;

(9) the Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder except (i) during any period it is serving as Paying Agent for the Securities of a series, any Event of Default pursuant to Section 501(1) or (2), or (ii) any Default or Event of Default of which a Responsible Officer shall have received written notification from the Company or the Holders of at least 25% in aggregate principal amount of the Securities of the series with respect to which such Default or Event of Default has occurred and is continuing or obtained “actual knowledge.” The term “actual knowledge” as used herein shall mean the actual fact or statement of knowing by a Responsible Officer without independent investigation with respect thereto;

(10) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture (other than the payment of debt service on the Securities from moneys furnished to it pursuant hereto), whether at the request or direction of the Holders or any other Person, pursuant to this Indenture or otherwise, unless it shall have been offered reasonable indemnity or security against the fees, advances, costs, expenses and liabilities which might be incurred by it in connection with the exercise of any such rights or powers;

(11) the permissive rights of the Trustee enumerated herein shall not be construed as duties; and

(12) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Notwithstanding anything else herein contained, (i) the Trustee shall not be liable for any error of judgment made in good faith by any officer of the Trustee unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts and (ii) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it believes the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 604.	Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605.	May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606.	Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as agreed with the Company herein or otherwise.

SECTION 607.	Compensation and Reimbursement.

The Company and the Subsidiary Guarantors, jointly and severally, agree:

(1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents or attorneys), except any such expense, disbursement or advance as may be attributable to the negligence, willful misconduct or bad faith of it or of its agents or attorneys;

(3) to indemnify, defend and to hold the Trustee harmless against any loss, liability or expense (including the reasonable compensation and the reasonable expenses and disbursements of its agents or attorneys) incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection therewith or with the exercise or performance of any of its powers or duties hereunder;

(4) that the Trustee shall have a lien prior to the Securities upon all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 607, except with respect to funds held in trust for the benefit of the Holders of particular Securities; and

(5) without limiting any rights available to the Trustee under applicable law, that when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(5) or Section 501(6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section 607 shall survive the resignation or removal of the Trustee and the satisfaction, discharge or termination of this Indenture.

SECTION 608.	Disqualification; Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a Trustee under this Indenture with respect to Securities of more than one series.

SECTION 609.	Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall (i) be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, (ii) be authorized under such laws to exercise corporate trust powers, (iii) have a combined capital and surplus of at least U.S. $50,000,000, and (iv) be subject to supervision or examination by Federal, State, territorial or District of Columbia authority. If such corporation files reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so filed. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six. Neither the Company nor any Person directly or indirectly controlling, controlled by or under common control with the Company shall serve as Trustee for the Securities of any series issued hereunder.

SECTION 610.	Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

The Trustee may resign as Trustee at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Trustee may be removed as Trustee hereunder at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

If at any time:

(1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months; or

(2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee, or (B) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security for at least six months may, subject to Section 514, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 611.	Acceptance of Appointment by Successor.

(a) In the case of the appointment hereunder of a successor Trustee with respect to the Securities of all series, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3)

shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612.	Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case any of the Securities shall not have been authenticated by such predecessor Trustee, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect that this Indenture provides for the certificate of authentication of the Trustee; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 613.	Preferential Collection of Claims Against Company.

Subject to the provisions of Section 311(b) of the Trust Indenture Act, if and when the Trustee shall be or become a creditor of the Company or any Subsidiary Guarantor (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of Section 311(a) of the Trust Indenture Act regarding the collection of claims against the Company or any Subsidiary Guarantor (or any such other obligor).

SECTION 614.	Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State, territory or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than U.S. $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent files reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so filed.

If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of an Authenticating Agent, shall be the successor Authenticating Agent hereunder, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 106 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.

No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities referred to in the within-mentioned Indenture.

The Bank of New York,
as Trustee

By:
As Authenticating Agent

By:
Authorized Signatory

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.	Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee:

(1) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, that no such list need be provided in any case to the extent it would include names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 702.	Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by Section 312(b) of the Trust Indenture Act.

Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to Section 312(c) of the Trust Indenture Act.

SECTION 703.	Reports by Trustee.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15 following the date of this Indenture, deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a). The Trustee shall also comply with Section 313(b) and Section 313(c) of the Trust Indenture Act.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed in accordance with Section 313(d) of the Trust Indenture Act, with the Commission and with the Company (Attn: Senior Vice President and Chief Financial Officer). The Company will notify the Trustee whenever any Securities are listed on any stock exchange.

SECTION 704.	Reports by Company.

The Company shall:

(1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act;

(2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

(3) notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, continue to file with the Commission and provide the Trustee:

(A) on or before the date on which such reports would be required to be filed by the Company with the Commission, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(B) on or before the date on which such reports would be required to be filed by the Company with the Commission, quarterly reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(C) promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified for filing current reports on Form 8-K by the Commission), reports on Form 8-K (or any successor or comparable form), and

(D) any other information, documents and other reports which the Company would be required to file with the Commission if it were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, that the Company shall not be so obligated to file such reports, information and documents with the Commission if the Commission does not permit such filings (but in such event the Company will nevertheless provide such reports, information and documents to the Trustee).

(4) transmit by mail, to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to Clauses (1), (2) and (3) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.	Company May Consolidate, Etc., Only on Certain Terms.

(a) Subject to Section 801(c), the Company shall not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge with or into the Company, unless:

(1) the Company is the surviving corporation in a merger or consolidation; or

(2) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by or continuing from such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership, trust or limited liability company, organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall (except where such assumption is deemed to have occurred by the sole operation of law) expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed; and

(3) if the Company is not the surviving Person, each Subsidiary Guarantor, unless it is the other party to the transactions described above (in which case clause (2) shall apply), shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such successor Person’s obligations under this Indenture and the Securities;

(4) immediately after giving effect to such transaction, no Default or Event of Default shall have happened and be continuing; and

(5) the Company or such Person has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b) Subject to Section 801(c) any Debt which becomes an obligation of the Company or any Subsidiary as a result of any such transaction shall be treated as having been incurred by the Company or such Subsidiary at the time of such transaction.

(c) The provisions of Section 801(a) and (b) shall not be applicable to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of the Company’s wholly owned Subsidiaries to the Company or to other wholly owned Subsidiaries of the Company.

For purposes of this Section 801, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more subsidiaries of the Company, which properties and assets, if held by the Company instead of such subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 802.	Successor Person Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the “Company” in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 801) shall thereafter, except in the case of any lease, be relieved of all obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated.

In case of any such consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form may be made in the Securities thereafter to be issued as may be appropriate.

ARTICLE NINE

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 901.	Without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by a Board Resolution, the Subsidiary Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company or any Subsidiary Guarantor and the assumption by any such successor of the covenants of the Company or such Subsidiary Guarantor herein and in the Securities and the Subsidiary Guarantee; or

(2) to add guarantees with respect to the Securities or release a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee or the Indenture in accordance with the applicable provisions of the Indenture; or

(3) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee; or

(4) to provide for the issuance under this Indenture of Securities in bearer form (including securities registrable as to principal only) and to provide for exchangeability of such Securities for Securities issued hereunder in fully registered form, and to make all appropriate changes for such purpose; or

(5) to establish the form or terms of Securities of any series as permitted by Sections 201 or 301; or

(6) to add to the covenants of the Company or the Subsidiary Guarantors for the benefit of the Holders of all Securities or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor; or

(7) to add any additional Events of Default; or

(8) to secure the Securities; or

(9) to evidence and provide for the acceptance of appointment hereunder by an additional or successor Trustee with respect to the Securities of one or more series and to add to or change any provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee pursuant to the requirements of Section 611(b); or

(10) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture as the Company and the Trustee may deem necessary and desirable, provided that such action pursuant to this Clause (10) shall not adversely affect the rights of the Holders of Securities of any series in any material respect; or

(11) to conform any provision hereof to the requirements of the Trust Indenture Act or otherwise as necessary to comply with applicable law of the United States or any State thereof.

SECTION 902.	With Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series of Securities), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, the Subsidiary Guarantors and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture. The Company and the Subsidiary Guarantors may omit in any particular instance to comply with any term, provision, covenant or condition of the Indenture, the Subsidiary Guarantees or the Securities of any series if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders either waive (including, without limitation, by consent obtained in connection with a purchase of, or tender offer or exchange offer for, such series of Securities) such compliance in such instance or generally waive compliance with such term, provision, covenant or condition, but no such waiver shall extend to or affect such term, provision, covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company, the Subsidiary Guarantors and the duties of the Trustee in respect of any such term, provision, covenant or condition shall remain in full force and effect. However, no such supplemental indenture or waiver shall, without the consent of the Holder of each Outstanding Security affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of interest payable on, any Outstanding Security, or reduce the principal amount of or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon redemption or acceleration or would be provable in bankruptcy, or adversely affect any right of repayment of the Holder of any Outstanding Security or change the Place of Payment or the coin or currency in which, any Outstanding Security or any principal (and premium, if any) or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

(2) reduce the premium payable upon the repurchase of any Security or change the time at which any Security may be repurchased as described under Article 12, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definition of “Change of Control”); or

(3) modify the Subsidiary Guarantees in any manner adverse to the Holders; or

(4) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with any term, provision, covenant or condition of this Indenture or certain defaults hereunder and their consequences or reduce the quorum or voting requirements provided for in this Indenture; or

(5) modify any of the provisions of this Section or Section 513, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 513, or the deletion of this proviso, in accordance with the requirements of Sections 611 and 901(9).

A supplemental indenture or waiver which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.	Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, in addition to the documents required by Section 102, and (subject to Section 601) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that all conditions precedent have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, protections, privileges, indemnities, liabilities or immunities under this Indenture or otherwise.

SECTION 904.	Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and, subject to Section 902, every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.	Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906.	Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture or approval of a waiver pursuant to this Article may, and shall if required by the Company, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture or waiver. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Board of Directors, to any such supplemental indenture or waiver may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE TEN

COVENANTS

SECTION 1001.	Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of, premium, if any, and interest on the Securities of that series in accordance with the terms of such Securities and this Indenture.

Unless otherwise specified as contemplated by Section 301, the Company shall pay interest on overdue amounts at the rate set forth in the first paragraph of the Securities, and it shall pay interest on overdue interest at the same rate (to the extent that the payment of such interest shall be legally enforceable), which interest on overdue interest shall accrue from the date such amounts became overdue.

SECTION 1002.	Maintenance of Office or Agency.

The Company will maintain in the Borough of Manhattan, The City of New York and each other Place of Payment for any series, an office or agency where Securities of that series may be presented or surrendered for payment, and an office or agency where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company initially appoints the Trustee, acting through its Corporate Trust Office, as its agent for said purposes. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York and each other Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003.	Money for Securities Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or premium, if any, or interest on any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, and any interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of and premium, if any, or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent,

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest, and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such

Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by the Company or any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money or U.S. Government Obligations (including the proceeds thereof and the interest thereon) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company at its option on Company Request (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) or (if then held by the Company) shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004.	Statement by Officers as to Default.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate covering the preceding fiscal year, stating whether or not, to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 1005.	Existence.

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights (charter and statutory) and franchises of the Company, the Subsidiary Guarantors and any Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 1006.	Maintenance of Properties.

The Company will cause all material properties of the Company used or useful in the conduct of its business or the business of any Subsidiary Guarantor and any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the Company, each Subsidiary Guarantor and each Restricted Subsidiary may properly and advantageously conduct their respective businesses at all times; provided, however, that nothing in this Section shall prevent the Company from selling, abandoning or otherwise disposing of, or discontinuing the operation or maintenance of, any of such properties if such action is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary.

SECTION 1007.	Payment of Taxes.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Company, any Subsidiary Guarantor or any Restricted Subsidiary or upon the income, profits or property of the Company, any Subsidiary Guarantor or any Restricted Subsidiary, and lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Mortgage upon the property of the Company, any Subsidiary Guarantor or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or governmental charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Securities.

SECTION 1008.	Limitation on Liens.

The Company will not itself and will not permit any Restricted Subsidiary to create, incur, assume or otherwise have outstanding any Mortgage upon any Principal Property of the Company or of any Restricted Subsidiary or upon the shares of Capital Stock or Debt of any Restricted Subsidiary, whether owned at the date of this Indenture or hereafter acquired by the Company or by any Restricted Subsidiary, to secure any Debt of the Company or any Restricted Subsidiary, without making effective provision concurrently with the creation of any such Mortgage whereby the Securities (together with any other Debt of the Company ranking equally with or in priority to the Securities and then existing or thereafter created if the Company shall determine such is required by the terms of such Debt) shall be secured by a Mortgage equally and ratably with or prior to such Debt, so long as such Debt shall be so secured; provided, however, that this covenant shall not apply to any of the following:

(a) Mortgages securing indebtedness and other obligations of the Company or the Restricted Subsidiaries under the Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed $1,550,000,000 less the aggregate principal amount of all mandatory prepayments of principal thereof permanently reducing the commitments thereunder;

(b) Mortgages in favor of the Company or any Wholly-Owned Restricted Subsidiary;

(c) any Mortgage to secure a Purchase Money Obligation, provided that: (i) in the case of any construction or improvement of any property, the Mortgage shall not apply to any property owned by the Company or any Restricted Subsidiary at the time of the commencement of such construction or improvement, other than any real or immovable property which is substantially unimproved for the purposes of the Company or any Restricted Subsidiary and on which the property so constructed or improved is located, and other than any machinery or equipment installed at any time so as to constitute immovable property or a fixture on the real property on which the property so constructed or improved is located and (ii) in the case of any acquisition of property, the Mortgage shall not apply to any property owned by the Company or any Restricted Subsidiary immediately prior to the consummation of the acquisition;

(d) any Mortgage existing upon any property or asset of a company which is merged with or into, amalgamated with, or consolidated into, or substantially all the assets or shares of Capital Stock of which are acquired by, the Company or a Restricted Subsidiary, at the time of such merger, amalgamation, consolidation or acquisition; provided that (i) the Mortgage shall not apply to any other property or asset, other than improvements to the property or asset subject to such Mortgage and (ii) the Mortgage shall not have been created in anticipation of such merger, amalgamation, consolidation or acquisition;

(e) Mortgages securing obligations issued by Canada or any province or territory thereof; the United States of America, any State thereof, the District of Columbia or any territory or possession of the United States of America; or any political subdivision, agency or authority or any of the foregoing, to finance the acquisition, construction or improvement of property subject to such Mortgages, including without limitation Mortgages incurred in connection with pollution control, industrial revenue or similar financings;

(f) any Mortgage required to be given or granted by any Restricted Subsidiary pursuant to the terms of any trust deed or similar document entered into by such Restricted Subsidiary prior to the date it became a Restricted Subsidiary;

(g) Mortgages existing as of the date of this Indenture, except that the creating, incurring, assuming or permitting of Mortgages securing obligations of the Company and its Restricted Subsidiaries under the Credit Agreement shall be deemed so created, incurred, assumed or permitted on the date of this Indenture under Clause (a);

(h) any extension, renewal, alteration or replacement (or successive extensions, renewals, alterations or replacements) of any Mortgage referred to in paragraphs (b) through (g) above; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal, alteration or replacement and provided further, however, that such extension, renewal, alteration or replacement shall be limited to all or a part of the property or other assets which secured the Mortgage so extended, renewed, altered or replaced (plus improvements on such property or other assets); and

(i) a Mortgage (including successive extensions, renewals, alterations or replacements thereof) not excepted by clauses (a) through (h) above; provided, that after giving effect thereto, Exempted Debt does not exceed 10% of the Consolidated Net Tangible Assets of the Company.

SECTION 1009.	Limitation on Sale and Leaseback Transactions.

(a) The Company will not, and will not permit any Restricted Subsidiary of the Company to, enter into any arrangement with any Person (other than the Company or a Restricted Subsidiary) providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property, or any property which together with any other property subject to the same transaction or series of related transactions would in the aggregate constitute a Principal Property, whether owned at the date of this Indenture or thereafter acquired (except for leases for a term of not more than three years, including renewals), which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person (other than the Company or a Restricted Subsidiary), more than six months after the acquisition, completion of construction, or commencement of operations of such property, with the intention of taking back a lease of such property (herein referred to as a “Sale and Leaseback Transaction”) unless the net proceeds of the sale or transfer of the property to be leased are at least equal to the fair market value of such property and unless:

(1) The Company or such Restricted Subsidiary would, at the time of entering into such arrangement, be entitled, without equally and ratably securing the Securities, to create a Mortgage on such property to secure Debt in an amount at least equal to the Attributable Obligation in respect of such Sale and Leaseback Transaction pursuant to the provisions of Section 1008, or

(2) The Company or any Restricted Subsidiary shall apply an amount equal to the net proceeds of such sale or transfer within 180 days after receipt thereof to (A) the retirement (other than mandatory retirement or by way of payment at maturity) of Funded Debt of the Company or any Funded Debt of any Restricted Subsidiary ranking equally with, or senior to, the Securities and owing to a Person other than the Company or any Affiliate of the Company, or (B) the purchase of property, facilities or equipment (other than the property, facilities or equipment involved in such sale) forming part of or constituting Principal Property having a fair market value at least equal to the net proceeds of such sale or transfer.

(b) Notwithstanding the provisions of paragraph (a) of this Section 1009, the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction in addition to those permitted by paragraph (a) of this Section 1009, and without any obligation to retire Funded Debt or to acquire property, facilities or equipment, provided at the time of entering into such Sale and Leaseback Transaction and after giving effect thereto, Exempted Debt does not exceed 10% of the Consolidated Net Tangible Assets of the Company.

SECTION 1010.	Calculations.

For the purposes of the calculations required to be made under Section 1008 and 1009:

(1) when determining any ratio between Exempted Debt and Consolidated Net Tangible Assets, such determination (which may stipulate such Consolidated Net Tangible Assets to be not less than a stated amount without stipulating the exact amount thereof) shall be made by a financial officer of the Company, on the basis of the most recent available financial statements or financial data, as at a date not more than 120 days prior to the date on which the Exempted Debt in respect of which such ratio is being determined is to be incurred or, in the case of an Attributable Obligation, the date on which the Sale and Leaseback Transaction is to be entered into, and there shall be taken into calculation all issues and retirements of Funded Debt and Exempted Debt (without duplication) and of shares of Capital Stock and the proceeds of such issues and the expenditures on such retirements made and received, as the case may be, and such change in the value of Consolidated Net Tangible Assets as shall be deemed material, subsequent to the date as of which such determination is being made up to and including the first date on which any of the Exempted Debt in respect of which such determination is being made is to be incurred or entered into and including all the other Exempted Debt which have been concurrently authorized for issue and the estimated net proceeds to be received on the issue of such other Exempted Debt;

(2) there shall be excluded from such calculations all Exempted Debt of the Company payable to a Restricted Subsidiary or of any Restricted Subsidiary payable to the Company or to any other Restricted Subsidiary;

(3) all such calculations and determinations shall be made in accordance with U.S. GAAP; and

(4) the Trustee shall not be obligated to recalculate, recompute or confirm any such calculations.

SECTION 1011.	Future Subsidiary Guarantors.

The Company shall cause each U.S. Subsidiary that guarantees, on the Original Issue Date or any time thereafter, any indebtedness of the Company or any of the Company’s subsidiaries under the Credit Agreement or any other indebtedness of the Company to execute and deliver to the Trustee a supplemental indenture pursuant to which such U.S. Subsidiary will unconditionally guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Securities on a senior basis and all other obligations under this Indenture. In addition, such U.S. Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that:

(1) such Subsidiary Guarantee has been duly executed and authorized; and

(2) such Subsidiary Guarantee constitutes a valid, binding and enforceable obligation of such U.S. Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

In the event that a U.S. Subsidiary becomes a Subsidiary Guarantor at a time when any Securities of a series are listed on the official list of any stock exchange, the Company will, to the extent required by the rules of the stock exchange on which such Securities are listed, notify and deposit a copy of the new supplemental indenture executed by such U.S. Subsidiary pursuant to this Section 1011 with such stock exchange.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101.	Company’s Right of Redemption.

Unless otherwise specified as contemplated by Section 301 with respect to the Securities of a particular series, and notwithstanding any additional redemption rights that may be so specified, the Company may, at its option, redeem the Securities of any series after their date of issuance in whole or in part at any time and from time to time, subject to the provisions of this Section 1101 and the other provisions of this Article Eleven. Unless otherwise specified as contemplated by Section 301 with respect to the Securities of a particular series, the redemption price for any Security so redeemed shall be equal to 100% of the principal amount of such Securities then Outstanding plus accrued and unpaid interest up to, but excluding, the date fixed for redemption; provided, however, that installments of accrued and unpaid interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 307.

SECTION 1102.	Applicability of Article.

Redemption of Securities, as permitted or required by any form of Security issued pursuant to this Indenture or the documentation providing therefor, shall be made in accordance with such form of Security or documentation and this Article Eleven; provided, however, that if any provision of any such form of Security or documentation shall conflict with any provision of this Article, the provision of such form of Security or documentation shall govern. Except as otherwise specified as contemplated by Section 301 or as set forth in the form of Security for such series or such documentation, each Security shall be subject to partial redemption only in the amount of U.S. $1,000 or integral multiples of U.S. $1,000.

SECTION 1103.	Election to Redeem; Notices to Trustee and any Stock Exchange.

The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of the Securities of a series, the Company shall, at least 45 days but not more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officers’ Certificate and an Opinion of Counsel evidencing compliance with such restriction or condition.

If at any time and for so long as any Securities of a series are listed on the official list of any stock exchange, and to the extent required by the stock exchange on which such Securities are listed, the Company will notify such stock exchange of any such notice of redemption. In addition, the Company will notify the stock exchange on which such Securities are listed of the principal amount outstanding following any partial redemption of the Securities.

SECTION 1104.	Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by such method as the Trustee in its sole discretion shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Securities and specified tenor not previously called for redemption in accordance with the preceding sentence.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption as aforesaid and, in the case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed. If the Company shall so direct, Securities registered in the name of the Company, any Affiliate or any Subsidiary thereof shall not be included in the Securities selected for redemption.

SECTION 1105.	Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at its address appearing in the Security Register. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest shall cease to accrue on the Securities.

All notices of redemption shall state:

(1) the Redemption Date;

(2) the Redemption Price, or if not then ascertainable, the manner of calculation thereof;

(3) if less than all the Outstanding Securities consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed;

(4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date; and

(5) the place or places where each such Security is to be surrendered for payment of the Redemption Price.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall be irrevocable. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

SECTION 1106.	Deposit of Redemption Price.

On the Business Day prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying

Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1107.	Securities Payable on Redemption Date.

Notice of redemption having been given pursuant to Section 1105, the Securities to be so redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear or accrue any interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with any accrued but unpaid interest to, but excluding, the Redemption Date; provided, however, that installments of accrued and unpaid interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 307.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 1108.	Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE TWELVE

RIGHT TO REQUIRE REPURCHASE

SECTION 1201.	Change of Control.

Upon the occurrence of a Change of Control, unless the Company has exercised its right to redeem all of the Securities pursuant to Article 11, each Holder shall have the right to require the Company to repurchase all or any part (equal to U.S.$1,000 or an integral multiple thereof) of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount of the Securities plus accrued and unpaid interest, if any, to but excluding the date of purchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

Within 30 days following any Change of Control, unless the Company has exercised its right to redeem all of the Securities pursuant to Article 11, the Company shall mail a notice (the “Change of Control Offer”) to each Holder, with a copy to the Trustee, stating:

(1)	that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount of such Securities plus accrued and unpaid interest, if any, to but excluding the date of purchase (subject to the right of Holders of record on a Regular Record Date to receive interest on the relevant Interest Payment Date) (the “Change of Control Payment”);

(2)	the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”); and

(3)	the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Securities repurchased.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1)	accept for payment all Securities or portions of Securities (in integral multiples of U.S.$1,000) properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities so tendered; and

(3)	deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.

The Paying Agent shall promptly mail to each Holder of Securities so tendered the Change of Control Payment for such Securities. With respect to the unpurchased portion of the Securities so tendered of any series, the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security shall be in a principal amount of U.S.$1,000 or an integral multiple thereof.

If the Change of Control Payment Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Security is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender pursuant to the Change of Control Offer.

Prior to mailing a Change of Control Offer, and as a condition to such mailing, (i) the requisite holders of each issue of indebtedness issued under an indenture or other agreement that may be violated by such payment shall have consented to such Change of Control Offer being made and waived the event of default, if any, caused by the Change of Control or (ii) the Company shall repay all outstanding indebtedness issued under an indenture or other agreement that may be violated by a payment to the Holders of Securities under a Change of Control Offer or (iii) the Company must offer to repay all such indebtedness, and make payment to the holders of such indebtedness that accept such offer, and obtain waivers of any event of default from the remaining holders of such indebtedness. The Company covenants to effect such repayment or obtain such consent within 30 days following any Change of Control, it being a default of the Change of Control provisions of this Indenture if the Company fails to comply with such covenant.

The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue of the conflict.

If at any time of such Change of Control, any Securities of a series are listed on the official list of any stock exchange, to the extent required by the stock exchange on which such Securities are listed, the Company will notify such stock exchange that a Change of Control has occurred and any relevant details relating to such Change of Control.

ARTICLE THIRTEEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301.	Company’s Option to Effect Defeasance or Covenant Defeasance.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, the provisions of this Article Thirteen shall apply to each series of Securities, and the Company may elect, at its option at any time, to have Section 1302 or Section 1303 applied to any Securities upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution.

SECTION 1302.	Defeasance and Discharge.

Upon the Company’s exercise of its option (if any) to have this Section applied to any Securities, the Company shall be deemed to have been discharged from its obligations with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company and upon Company Request, shall execute proper instruments acknowledging the same), subject to the following, which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of Outstanding Securities to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Securities when such payments are due, (2) the Company’s obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003; (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder; and (4) this Article. Subject to compliance with this Article, the Company may exercise its option (if any) to have this Section applied to any Securities notwithstanding the prior exercise of its option (if any) to have Section 1303 applied to such Securities.

Upon the Company’s exercise of its Defeasance option, the Subsidiary Guarantees in effect at such time shall terminate.

SECTION 1303.	Covenant Defeasance.

Upon the Company’s exercise of its option (if any) to have this Section applied to any Securities (1) the Company shall be released from its obligations under paragraph (a)(4) of Section 801, paragraph (c) of Section 801, Sections 1006 to 1009, inclusive, Section 1011, and any covenants provided pursuant to 901(6) for the benefit of the Holders of such Securities; and (2) the occurrence of any event specified in Sections 501(3) (with respect to any of paragraphs (a)(4) of Section 801, paragraph (c) of Section 801, Sections 1006 to 1009, Section 1011, and any such covenants provided pursuant to Section 901(6)) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 501(3)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company’s exercise of its option (if any) to have this Section applied to any Securities, Sections 501(4), and 501(7) and 501(8) hereof shall not constitute Events of Default.

SECTION 1304.	Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 1302 or Section 1303 to any Securities:

(1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 609 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such Securities on the respective Stated Maturities or on the Redemption Date, in accordance with the terms of this Indenture and such Securities.

(2) In the event of an election to have Section 1302 apply to any Securities, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (A) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or (B) since the date of this instrument, there has been a change in the applicable United States federal income tax law, in the case of either (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(3) In the event of an election to have Section 1303 apply to any Securities, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of such Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4) The Company shall have delivered to the Trustee an Opinion of Counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for Canadian federal or provincial income or other tax purposes as a result of such defeasance and will be subject to Canadian federal or provincial income and other tax on the same amounts, in the same manner and at the same times as would have been the case had such defeasance not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that Holders of the Outstanding Securities include Holders who are not resident in Canada).

(5) No Default or Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 501(5) and (6), at any time on or prior to the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 123rd day).

(6) The Company is not “insolvent” within the meaning of the U.S. Bankruptcy Code or applicable state law on the date of such deposit or at any time during the period ended on the 91st day following such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(7) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which the Company is a party or by which it is bound.

(8) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under the Investment Company Act or exempt from registration thereunder.

(9) If such Securities are to be redeemed prior to Stated Maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made.

(10) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

SECTION 1305.	Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof and the interest thereon) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 1306, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 1304 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1304 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

SECTION 1306.	Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company and each Subsidiary Guarantor has been discharged or released pursuant to Section 1302 or 1303 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1305 with respect to such Securities in accordance with this Article; provided, however, that if the Company or the Subsidiary Guarantors make any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company or the Subsidiary Guarantors, as the case may be, shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

SECTION 1307.	Qualifying Trustee.

Any trustee appointed pursuant to Section 1305 for the purpose of holding trust funds deposited pursuant to that Section shall be appointed under an agreement in form acceptable to the Trustee and shall provide to the Trustee a certificate of such trustee, upon which certificate the Trustee shall be entitled to conclusively rely, that all conditions precedent provided for herein to the related Defeasance or Covenant Defeasance have been complied with. In no event shall the Trustee be liable for any acts or omissions of said trustee.

ARTICLE FOURTEEN

SUBSIDIARY GUARANTEES

SECTION 1401.	Subsidiary Guarantees.

Subject to the provisions of this Article 14, each Subsidiary Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Securities and all other obligations and liabilities of the Company under this Indenture (including without limitation interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and the obligations under Section 607) (all the foregoing being hereinafter collectively called the “Guarantor Obligations”). Each Subsidiary Guarantor agrees that the Guarantor Obligations will rank equally in right of payment with other indebtedness of such Subsidiary Guarantor, except to the extent such other indebtedness is subordinate to the Guarantor Obligations. Each Subsidiary Guarantor further agrees (to the extent permitted by law) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article 14 notwithstanding any extension or renewal of any Guarantor Obligation.

Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guarantor Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guarantor Obligations.

Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.

Except as set forth in Section 1402, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guarantor Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor; (f) any change in the ownership of the Company; (g) any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations; or (h) by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Each Subsidiary Guarantor agrees that its Subsidiary Guarantee herein shall remain in full force and effect until payment in full of all the Guarantor Obligations or such Subsidiary Guarantor is released from its Subsidiary Guarantee in compliance with

Section 1402. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law).

Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of this Subsidiary Guarantee.

Each Subsidiary Guarantor also agrees to pay, in addition to the obligations under the Securities and this Indenture, any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Article 14.

SECTION 1402.	Limitation on Liability; Termination, Release and Discharge Limitation on Subsidiary Guarantor Liability.

(a) Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Subsidiary Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees of indebtedness under the Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

(b) In the event a Subsidiary Guarantor is sold, conveyed, assigned or otherwise disposed of (whether by merger, consolidation, the sale of its capital stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction to a Person which is not the Company or a Restricted Subsidiary, such Subsidiary Guarantor will be automatically released from all its obligations under this Indenture and its Subsidiary Guarantee and such Subsidiary Guarantee will terminate; provided, that (x) the sale or other disposition is in compliance with this Indenture, including Article 8 of this Indenture and (y) all the obligations of such Subsidiary Guarantor under the Credit Agreement and related documentation and under any other agreements relating to any other indebtedness of the Company terminate upon consummation of such transaction.

(c) A Subsidiary Guarantor will be automatically released from all its obligations under this Indenture and its Subsidiary Guarantee and such Subsidiary Guarantee will terminate upon the release and discharge of any such Subsidiary Guarantor in full from all of its obligations under its guarantees of (x) indebtedness under the Credit Agreement (including by reason of the termination of the Credit Agreement) and (y) all other indebtedness of the Company (except in each case a release or discharge by or as a result of payment under such guarantee), in the case of each of clauses (x) and (y) if such Subsidiary Guarantor would not then otherwise be required to guarantee the Securities pursuant to this Indenture.

(d) Each Subsidiary Guarantor shall be deemed released from all its obligations under this Indenture and such Subsidiary Guarantee shall terminate upon the Defeasance of the Securities pursuant to the provisions of Article Thirteen hereof or upon the Company’s and the Subsidiary Guarantors’ Obligations under this Indenture being discharged in accordance with Article Four hereof.

SECTION 1403.	Right of Contribution.

Each Subsidiary Guarantor hereby agrees that to the extent that any Subsidiary Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Subsidiary Guarantees, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against the Company, or any other Subsidiary Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 1403 shall in no respect limit the obligations and liabilities of each Subsidiary Guarantor to the Trustee and the Holders and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

SECTION 1404.	No Subrogation.

Notwithstanding any payment or payments made by each Subsidiary Guarantor hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guarantor Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Guarantor Obligations are paid in full. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly endorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations.

*            *             *

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

DOMTAR CORPORATION

By:	/s/ Gilles Pharand
Name: Gilles Pharand
Title: Senior Vice-President, Law and Corporate Affairs

DOMTAR PAPER COMPANY, LLC

By:	/s/ Marvin D. Cooper
Name: Marvin D. Cooper
Title: President

THE BANK OF NEW YORK,
as Trustee

By:	/s/ Arlene Thelwell
Name: Arlene Thelwell
Title: Assistant Vice President

EXHIBIT A

[SPECIMEN BOND]

(FORM OF FACE OF SECURITY)

[Insert Legends As Applicable, Including Legend Required by Section 202 of the Indenture]

DOMTAR CORPORATION

[Title of Security]

[Date of Issuance]

CUSIP:

ISIN:

No.	[U.S.]$ [, as revised by the Schedule of Increases and Decreases in Global Security attached hereto]

DOMTAR CORPORATION, a Delaware corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Insert if Global Security-Cede & Co.], or registered assigns, the principal sum of $             (                     [United States Dollars])[, revised by the Schedule of Increases and Decreases in Global Security attached hereto,] on              [If the Security is to bear interest prior to Maturity, insert – , and to pay interest thereon from              or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on              and              in each year, commencing             , at the rate of     % per annum, on the basis of a 360-day year consisting of twelve 30-day months, until the principal hereof is paid or duly provided for or made available for payment] [(If applicable insert – , and (to the extent that the payment of such interest shall be legally enforceable) at the rate of     % per annum on any overdue principal and premium and on any overdue installment of interest)].

[If the Security is to bear interest prior to Maturity, insert – The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the date which is fifteen days next preceding such Interest Payment Date (whether or not a Business Day). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

[If the Security is not to bear interest prior to Maturity, insert – The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of     % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of     % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

Payment of the principal of (and premium, if any) and [if applicable, insert – any interest] on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of [the United States of America] as at the time of payment is legal tender for payment of public and private debts [if applicable, insert – ; provided, however, that at the option of the Company payment of interest may be made by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by transfer to an account maintained by the payee in the United States].

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of the date first set forth above.

DOMTAR CORPORATION

By:
Name:
Title:

Attest:

Name:
Title:

Certificate of Authentication

This is one of the Securities referred to in the within-mentioned Indenture.

The Bank of New York, as Trustee

By:
Authorized Officer

(FORM OF REVERSE OF SECURITY)

1.	INDENTURE

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of November 19, 2007 as supplemented and amended from time to time (herein called the “Indenture”), among the Company, the Subsidiary Guarantor and The Bank of New York, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, any Subsidiary Guarantor and the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable insert —, limited in aggregate principal amount to [U.S.]$             ].

All terms used in this Security that are defined in the Indenture shall have the meaning assigned to them in the Indenture.

2.	OPTIONAL REDEMPTION

[If applicable, insert — The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days’ notice by mail, at any time [on or after                     , 20    ], as a whole or in part, at the election of the Company. The Redemption Price for any Security so redeemed shall be equal to 100% of the principal amount of such Securities then Outstanding plus accrued and unpaid interest up to, but not including, the date fixed for redemption. In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

[Installments of accrued and unpaid interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of the Securities of this series, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provision of the Indenture.]

3.	MANDATORY REDEMPTION

[The Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Securities.]

4.	OFFER TO PURCHASE

If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Securities, then the Company shall offer to repurchase from each Holder all or any part (equal to [U.S.]$1,000 or an integral multiple thereof) of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the date of repurchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date) as provided in, and subject to the terms of, the Indenture.

5.	SATISFACTION, DISCHARGE AND DEFEASANCE

The Indenture contains provisions for satisfaction, discharge and defeasance of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein.

6.	DEFAULTS AND REMEDIES

The Events of Default relating to the Securities of this series are set forth in the Indenture. [If the Security is not an Original Issue Discount Security, – If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of, premium, if any, accrued but unpaid interest and any other monetary obligations of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.] [If the Security is an Original Issue Discount Security, – If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal, premium, if any, accrued but unpaid interest and any other monetary obligations of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such principal amount shall be equal to – insert formula for determining the amount.]

If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Securities of this series by written notice to the Company (and to the Trustee if given by Holders) may declare the principal of, premium, if any, accrued but unpaid interest and any other monetary obligations on all the then Outstanding Securities of such series to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all Outstanding Securities of such series will automatically become due and payable immediately without further action or notice on part of the Trustee or any Holder.

Upon payment of the amount of principal so declared due and payable, of premium, if any, [if applicable insert – and of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable)], all of the Company’s obligations in respect of the payment of the principal of, premium, if any, and interest, if any, on the Securities of this series shall terminate.]

7.	AMENDMENTS AND WAIVERS

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company, any Subsidiary Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, any Subsidiary Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of this series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series of Securities) may, on behalf of the Holders of all the Securities of this series, waive compliance with any term, provision, covenant or condition of the Indenture, any Subsidiary Guarantee or the Securities of this series. Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of this series (including, without limitation, by consent obtained in connection with a purchase of, or tender offer or exchange offer for, such series of Securities) may, on behalf of the Holders of all the Securities of this series, waive past defaults under certain covenants of the Indenture which relate to this series. However, a default in the payment of the principal of, premium, if any, or interest on, any of the Securities of this series or relating to a provision which under the Indenture cannot be modified or amended without the consent of the Holders of each Outstanding Security of this series affected cannot be so waived. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

8.	DENOMINATIONS, TRANSFER AND EXCHANGE

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this

Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of [U.S.]$             and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of any authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

9.	TRUSTEE DEALINGS WITH THE COMPANY

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company with the same rights it would have if it were not Trustee.

10.	AUTHENTICATION

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

11.	PERSONS DEEMED OWNERS

The Company, any Subsidiary Guarantor, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes.

12.	CUSIP AND ISIN NUMBERS

The Company has caused CUSIP or ISIN numbers, if applicable, to be printed on the Securities and have directed the Trustee to use CUSIP or ISIN numbers, if applicable, in notices of redemption as a convenience to Holders. No representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon and any such notice shall not be affected by any defect in or omission of such numbers.

13.	NO RECOURSE AGAINST OTHERS

No recourse under or upon any obligation, covenant or agreement contained in this Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future shareholder, officer or director, as such, of the Company, any Subsidiary Guarantor or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement or any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities of this series by the Holders as part of the consideration for the issue of the Securities of this series.

14.	GOVERNING LAW

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND EACH SUBSIDIARY GUARANTOR AGREES TO SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THE SECURITIES OF THIS SERIES.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at the following address:

Domtar Corporation

395 de Maisonneuve Blvd. West

Montreal, Quebec H3A 1L6

Fax No.: (514) 848-6850

Attention: Corporate Secretary

ASSIGNMENT FORM

To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 1201 of the Indenture, check the following box: [    ]

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 1201 of the Indenture, state the amount you elect to have purchased:

[U.S.]$
Date:
Your Signature: (Sign exactly as your name appears on the face of this Security)
Tax Identification No.:
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL SECURITY

The following increases and decreases in this Global Security have been made:

Date of Decrease or Increase	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian